UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 7, 2018

Alon USA Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35742	46-0810241
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (615) 771-6701

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On February 7, 2018 (the “Closing Date”) and effective as of approximately 8:00 a.m., Eastern Time, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 8, 2017, by and among, Delek US Holdings, Inc., a Delaware corporation (“Parent”), Alon USA Partners, LP, a Delaware limited partnership and an indirect, partially owned subsidiary of Parent (“MLP”), Alon USA Partners GP, LLC, a Delaware limited liability company and an indirect, wholly owned subsidiary of Parent (“MLP General Partner”, and together with MLP, the “MLP Parties”), and Sugarland Mergeco, LLC, a Delaware limited liability company and an indirect, wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into MLP, with MLP surviving the Merger as an indirect, wholly owned subsidiary of Parent (the “Merger”).

Item 2.01              Completion of Acquisition or Disposition of Assets

The text set forth under “Introductory Note” above is incorporated herein by reference.

On the Closing Date, Parent completed the acquisition of MLP through the Merger.

Under the terms of the Merger Agreement, at the effective time of the Merger, each common unit representing limited partnership interests in MLP other than common units owned by Parent and its affiliates (each, a “MLP Public Unit”) issued and outstanding immediately prior to the effective time of the Merger was converted into, and became exchangeable for, 0.4900 of a share of validly issued, fully paid and non-assessable Parent shares and each such MLP Public Unit was canceled and retired and ceased to exist (each, a “Parent Share” and such ratio, the “Exchange Ratio”). Parent did not issue any fractional Parent Shares in the Merger, but if the Exchange Ratio resulted in a holder of MLP Public Units being entitled to receive a fraction of a Parent Share, such fractional interest was rounded up to the nearest whole Parent Share.

The issuance of Parent Shares in connection with the Merger was registered under the Securities Act of 1933 (the “Securities Act”) pursuant to Parent’s Registration Statement on Form S-4 (Reg No. (333-222014)), declared effective by the Securities and Exchange Commission (the “SEC”) on January 8, 2018. The joint consent statement/prospectus (the “Joint Consent Statement/Prospectus”) included in the registration statement contains additional information about the Merger and incorporates by reference additional information about the Merger from Current Reports on Form 8-K filed by MLP and Parent and incorporated by reference into the Joint Consent Statement/Prospectus.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 2.1.

Item 3.03              Material Modification to the Rights of Security Holders

The information set forth in the Introductory Note is incorporated herein by reference.

At the effective time of the merger, each MLP Public Unit issued and outstanding immediately prior to the effective time of the Merger was converted into, and became exchangeable for, 0.4900 of a Parent Share. Parent did not issue any fractional Parent Shares in the Merger, but if the Exchange Ratio resulted in a holder of MLP Public Units being entitled to receive a fraction of a Parent Share, such fractional interest was rounded up to the nearest whole Parent Share.

Item 5.01              Changes in Control of the Registrant

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 7, 2018, each of Ella Ruth Gera, Jeff D. Morris, Eitan Raff, Sheldon Stein, Snir Weissman, David Wiessman and Pery Yeshayahu resigned and ceased to be directors of MLP General Partner effective as of the effective time of the Merger. The resignations of Gera, Morris, Raff, Stein, Weissman, Wiessman and Yeshayahu were not due to any disagreement with MLP General Partner on any matter relating to its operations, policies or practices.

Also, on February 7, 2018, each of Frederec Green, Kevin Kremke and Ezra Uzi Yemin were elected to be directors of MLP General Partner effective as of the effective time of the Merger.

Item 8.01              Other Events

On February 7, 2018, MLP and Parent issued a joint press release announcing the consummation of the Merger. A copy of the joint press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(a)         Financial statements of business acquired.

Not applicable.

(b)         Pro forma financial information.

Not applicable.

(c)          Shell company transactions.

Not applicable.

(d)   Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of November 8, 2017, by and among Delek US Holdings, Inc., Sugarland Mergeco, LLC, Alon USA Partners, LP, and Alon USA Partners GP, LLC (incorporated by reference herein to Exhibit 2.1 to MLP’s Current Report on Form 8-K filed on November 9, 2017, File No. 001-35742).

99.1	Press Release, dated February 7, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA PARTNERS, LP

By:	ALON USA PARTNERS GP, LLC
its general partner

By:	/s/ Kevin Kremke
Name:	Kevin Kremke
Title:	Executive Vice President / Chief Financial Officer

DATED: February 7, 2018